UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 17, 2015

ENDOLOGIX, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-28440	68-0328265
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2 Musick, Irvine, CA	92618
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (949) 595-7200

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On September 17, 2015, Endologix, Inc. (the “Company”) announced the appointment of Vaseem Mahboob, age 46, to serve as its Chief Financial Officer, effective October 15, 2015. Mr. Mahboob will replace Shelley B. Thunen, who previously announced her retirement from the Company. Ms. Thunen will remain available to the Company to assist with the transition of the office to Mr. Mahboob.
Mr. Mahboob has served as a senior executive officer of several business segments within the General Electric Company, a publicly-held infrastructure and financial services company, for 16 years, with expertise across all areas of finance and accounting. Prior to joining the Company, Mr. Mahboob served as Chief Financial Officer, Eastern and African Growth Markets, of GE Healthcare, from January 2013 to September 2015. From November 2010 to December 2012, Mr. Mahboob served as Chief Financial Officer, Global Ultrasound Business, of GE Healthcare. From September 2006 to October 2010, Mr. Mahboob served as Chief Financial Officer, Global Magnetic Resonance Business, of GE Healthcare. From October 2004 to August 2006, Mr. Mahboob served as Global Manufacturing Finance Manager of GE Advanced Materials. Prior that Mr. Mahboob held several leadership positions within GE’s corporate audit staff. Mr. Mahboob received a Bachelor of Engineering in Computer Science from Bangalore University and an M.B.A. in Financial Markets and Institutions & Information Systems from the State University of New York, Buffalo, New York.
In connection with his employment, Mr. Mahboob will receive an annual base salary of $350,000 and will be entitled to receive an annual cash bonus of up to 50% of his base salary based upon his achievement of certain performance objectives. The Company also granted Mr. Mahboob restricted stock units with an underlying value of $750,000, which will vest upon the Company and Mr. Mahboob achieving certain performance milestones, and options to purchase shares of the Company’s common stock with an underlying value of $750,000, which will vest 25% on the first anniversary of the grant date and in 36 equal monthly installments thereafter. The restricted stock units and stock options granted to Mr. Mahboob are subject to accelerated vesting in the event of a change in control of the Company. In addition, Mr. Mahboob will be entitled to certain perquisites, such as group life insurance and such other benefit programs offered generally by the Company to is other senior executives, and severance compensation upon the occurrence of certain events.
The Company issued a press release on September 17, 2015, announcing the Company’s appointment of Mr. Mahboob as its Chief Financial Officer, a copy of which is attached hereto as Exhibit 99.1.
Item 9.01 Financial Statements and Exhibits.
(d)    Exhibits

Exhibit No.	Description
99.1	Press Release, dated September 17, 2015.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENDOLOGIX, INC.

Date: September 17, 2015	/s/ John McDermott
John McDermott
Chief Executive Officer